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                                 Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the inclusion in this registration statement on Form S-4 of our report dated January 14, 1998 (except with respect to the matters discussed in Note 14, as to which the date is February 18, 1998) and our report dated January 23, 1998 on the pro forma adjustment, on our audit of the consolidated financial statements of Focal Communications Corporation and Subsidiaries and to all references to our firm included in this registration statement.


                                       /s/ Arthur Andersen LLP
                                       -----------------------
                                       ARTHUR ANDERSEN LLP

Chicago, Illinois
April 1, 1998